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                                                                     EXHIBIT 5.1

                         [KIRKLAND & ELLIS LETTERHEAD]


                                  July __, 2000


NATG Holdings, LLC
Orius Capital Corp. and each of the
  Guarantors of the Exchange Notes
1401 Forum Way, Suite 400
West Palm Beach, Florida 33401

         Re:      Registration Statement on Form S-4, Registration No. 333-36952

Ladies and Gentlemen:

         We are issuing this opinion letter in our capacity as special legal counsel to NATG Holdings, LLC, a Delaware corporation ("NATG"), Orius Capital Corp., a Delaware corporation ("Orius Capital" and together with NATG, the "Issuers"), Arion Sub, Inc., a Delaware corporation ("Arion"), Irwin Telecom Holdings, Inc., a Delaware corporation ("Irwin"), and each of the other guarantors listed on Schedule A hereto (such guarantors, together with Arion and Irwin, are hereinafter referred to as the "Guarantors" and the Guarantors, together with the Issuers, are hereinafter referred to as the "Registrants"), in connection with the proposed registration by the Issuers of $150,000,000 in aggregate principal amount of the Issuers' 12 3/4% Senior Subordinated Notes due 2010, Series B (the "Exchange Notes"), pursuant to a Registration Statement on Form S-4 (Registration No. 333-36952) originally filed with the Securities and Exchange Commission (the "Commission") on May 12, 2000, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The obligations of the Issuers under the Exchange Notes will be guaranteed by the Guarantors (the "Guarantees"). The Exchange Notes and the Guarantees are to be issued pursuant to the Indenture (as supplemented, the "Indenture"), dated as of February 9, 2000, among the Issuers, the Guarantors and the United States Trust Company of New York, as trustee. The Exchange Notes and the Guarantees are to be issued in exchange for and in replacement of the Issuers' outstanding 12 3/4% Senior Subordinated Notes due 2010 (the "Old Notes"), of which $150,000,000 in aggregate principal amount is outstanding.

         In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Certificate of Incorporation, Articles of




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                                KIRKLAND & ELLIS


NATG Holdings, LLC
Orius Capital Corp.
July __, 2000
Page 2


Incorporation and By-Laws of the Registrants, (ii) minutes and records of the corporate proceedings of the Registrants with respect to the issuance of the Exchange Notes and the Guarantees, (iii) the Indenture, (iv) the Notation of Guaranty executed by the Guarantors, as contemplated by Section 11.3 of the Indenture, and (v) the Registration Statement.

         For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Registrants and the due authorization, execution and delivery of all documents by the parties thereto other than the Registrants. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrants and others. In rendering the opinion below regarding the Guarantors other than Arion and Irwin, we have relied on the opinions of those firms listed on Schedule B hereto.

         Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware case law decided thereunder and the federal laws of the United States of America.

         Based upon and subject to the assumptions, qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the holders thereof in exchange for the Old Notes, the Exchange Notes and the Guarantees will be validly issued and binding obligations of the Registrants.




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                                KIRKLAND & ELLIS


NATG Holdings, LLC
Orius Capital Corp.
July __, 2000
Page 3


         We hereby consent to the filing of this opinion with the commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of New York or Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

         This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                                     Sincerely,

                                                     /s/ Kirkland & Ellis

                                                     Kirkland & Ellis






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                                   SCHEDULE A

Orius Corp., a Florida corporation
North American Tel-Com Group, Inc., a Florida corporation
CATV Subscriber Services, Inc., a North Carolina corporation
Cablemasters Corp., a Pennsylvania corporation
Channel Communications, Inc., a Kansas corporation
Excel Cable Construction, Inc., a Florida corporation
Mich-Com Cable Services Incorporated, a Michigan corporation
State Wide CATV, Inc., a Florida corporation
U.S. Cable, Inc., a Wisconsin corporation
DAS-CO of Idaho, Inc., an Idaho corporation
Network Cabling Services, Inc., a Texas corporation
Schatz Underground Cable, Inc., a Missouri corporation
Copenhagen Utilities & Construction, Inc., an Oregon corporation
Texel Corporation, a Virginia corporation
LISN Company, an Ohio corporation
LISN, Inc., an Ohio corporation
Irwin Telecom Services, L.P., a Texas limited partnership
Fenix Holdings, Inc., a Florida corporation
Fenix Telecom Services Limited Partnership, a Wisconsin limited partnership Network Comprehensive Telecom, L.P., a Florida limited partnership
Network Cabling Holdings, Inc., a Florida corporation
Fenix Telecommunications Services, Inc., a Florida corporation
Irwin Telecom Services, Inc., a Florida corporation
Midwest Splicing & Activation, Inc., a Minnesota corporation
Hattech, Inc., a Florida corporation






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                                   SCHEDULE B

Opinion of Akerman, Senterfitt & Eidson, P.A. with respect to Orius Corp., North American Tel-Com Group, Inc., Excel Cable Construction, Inc., State Wide CATV, Inc., Fenix Holdings, Inc., Irwin Telecom Services, Inc., Fenix
Telecommunications Services, Inc., Hattech, Inc. and Network Cabling Holdings, Inc.

Opinion of White and Williams LLP with respect to Cablemasters Corp.

Opinion of Smith, Helms, Mulliss& Moore with respect to CATV Subscriber Services, Inc.

Opinion of Miller Nash LLP with respect to Copenhagen Utilities & Construction, Inc.

Opinion of Moffatt Thomas with respect to DAS-CO of Idaho, Inc.

Opinion of Foley & Lardner with respect to Fenix Telecom Services Limited Partnership and U.S. Cable, Inc.

Opinion of Passman & Jones with respect to Irwin Telecom Services, L.P., Network Cabling Services, Inc. and Network Comprehensive Telecom, L.P.

Opinion of Bodman Longley & Dahling with respect to Mich-Com Cable Services, Incorporated

Opinion of McCarthy, Leonard, Kaemmerer, Owen, Lamkin & McGovern, L.L.C. with respect to Schatz Underground Cable, Inc.

Opinion of Holland & Knight LLP with respect to Texel Corporation

Opinion of Kutack Rock with respect to Channel Communications, Inc.

Opinion of Wickens Herzer Panza Cook & Batista with respect to LISN, Inc. and LISN Company

Opinion of Dorsey & Whitney LLP with respect to Midwest Splicing & Activation, Inc.